UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	January 23, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced on a Current Report on Form 8-K filed by Teleflex Incorporated (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 8, 2026, Liam J. Kelly departed from his roles as the Company’s President and Chief Executive Officer, effective as of the end of the day on January 7, 2026 (the “Effective Date”). In connection with Mr. Kelly’s departure, the Company entered into a separation agreement and release with Mr. Kelly, dated January 23, 2026 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Kelly has resigned from the Board effective January 23, 2026.
The Separation Agreement provides for the benefits to which Mr. Kelly is entitled in the event of a termination without cause pursuant to the terms of his existing severance agreement with the Company, dated March 31, 2017 (provided that outplacement benefits will be paid in a lump sum), contingent upon Mr. Kelly’s execution of a release of claims in favor of the Company and its affiliates, which such release is included in the Separation Agreement. Please refer to the description of the post-employment payments and benefits included under the heading “Compensation Discussion and Analysis - Ongoing and Post-Employment Arrangements - Executive Severance Arrangements” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025, which description is incorporated herein by reference. Further, Mr. Kelly’s outstanding equity awards will receive age and service vesting treatment upon termination to the extent applicable under his existing equity award agreements.
Additionally, the Separation Agreement provides that Mr. Kelly will remain an employee of the Company following the Effective Date until March 31, 2026, unless he resigns or the Company terminates him for cause prior to such date (the “Transition Period”) in order to provide transition services to the Company. During the Transition Period, Mr. Kelly will continue to: (i) receive his base salary; (ii) be eligible to participate in all health and welfare benefit plans in which he was enrolled as of the Effective Date, including the Company’s 401(k) plan; (iii) receive payment of any bonus payable pursuant to the Company’s Annual Incentive Plan in respect of the 2025 performance period to the extent scheduled to be paid during the Transition Period; and (iv) vest and settle in all equity awards granted to him by the Company that are scheduled to vest during the Transition Period (but will be ineligible to receive any new equity award grants).
As affirmed in the Separation Agreement, Mr. Kelly will be subject to the restrictive covenants set out in his existing severance agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel and Secretary